                                                                       EXHIBIT 5

                [LETTERHEAD OF HUNTON & WILLIAMS APPEARS HERE]


                               January 23, 1997



Board of Trustees
Prentiss Properties Trust
3890 W. Northwest Highway
Suite 400
Dallas, Texas  75220



                           PRENTISS PROPERTIES TRUST
                              STOCK PURCHASE PLAN
                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

Gentlemen:

     We have acted as counsel to Prentiss Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its Registration Statement on Form S-8, that is being filed on the date hereof with the Securities and Exchange Commission (the "Registration Statement"), with respect to the Company's common shares of beneficial interest, $.01 par value (the "Common Shares"), which are proposed to be offered and sold as described in the Registration Statement.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland; and

Board of Trustees
Prentiss Properties Trust
January 23, 1997
Page 2



     2. The Common Shares covered by the Registration Statement have been duly authorized and, when issued and sold as described in the Registration Statement, will be legally issued, fully paid and non-assessable.



     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement.

                                        Very truly yours,


                                        /s/ Hunton & Williams